UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

GEMPHIRE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

17199 N. Laurel Park Drive, Suite 401

Livonia, Michigan 48152

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 681-9815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2016, Gemphire Therapeutics Inc. (the “Company”) adopted the Gemphire Therapeutics Inc. Inducement Plan (the “Plan”), pursuant to which the Company reserved 300,000 shares of its common stock to be used exclusively for grants of awards to individuals who were not previously employees or directors of the Company, as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. The Plan was approved by the Company’s Board of Directors without stockholder approval pursuant to Rule 5635(c)(4), and the terms and conditions of the Plan are substantially similar to the Company’s stockholder-approved Amended and Restated 2015 Equity Incentive Plan.

The foregoing summary of the terms of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan and the form of award agreements adopted under the Plan, copies of which are included hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit	Description

10.1	Gemphire Therapeutics Inc. Inducement Plan

10.2	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Gemphire Therapeutics Inc. Inducement Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMPHIRE THERAPEUTICS INC.

Dated: October 3, 2016

	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Gemphire Therapeutics Inc. Inducement Plan

10.2	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Gemphire Therapeutics Inc. Inducement Plan